EXHIBIT 99.1

For further information:
Lori A. Gwizdala, CFO
Chemical Financial Corporation
989 839 5358

For Immediate Release

Chemical Financial Corporation Reports First Quarter 2008 Earnings

MIDLAND, Mich., April 21, 2008 -- Chemical Financial Corporation (Nasdaq:CHFC) today announced 2008 first quarter net income of $9.7 million, or $0.41 per diluted share, versus net income of $9.0 million, or $0.36 per diluted share, in the first quarter of 2007, resulting in an increase in net income and earnings per share of 7.0 percent and 13.9 percent, respectively.

"An increase in net interest income of $2.6 million, or 8.2 percent, more than offset an increase in the provision for loan losses, which resulted in improved net income for the first quarter of 2008. Operating expenses were also held in check, due primarily to the effects of the reorganization implemented during 2007. Although we are reasonably confident that net interest margin will further increase in 2008, as the Federal Reserve's recent rate cuts are reflected across our liability-sensitive balance sheet, the monitoring of credit quality remains a top priority," said David B. Ramaker, Chairman, Chief Executive Officer and President of Chemical Financial Corporation.

"Our balance sheet remains strong and despite the depressed economic conditions in the United States, in general, and Michigan, in particular, Chemical Bank is relatively well positioned from a strategic, operating and capital perspective to take advantage of opportunities as they appear in the markets we serve," said Ramaker.

Total assets were $3.80 billion at March 31, 2008, up slightly from $3.75 billion at December 31, 2007 and down slightly from $3.82 billion at March 31, 2007. At March 31, 2008, total loans were $2.78 billion, compared to $2.80 billion at December 31, 2007 and March 31, 2007. Investment securities were $580 million at March 31, 2008, down from $595 million at December 31, 2007 and $613 million at March 31, 2007. The Company has continued to utilize excess liquidity from maturing investment securities to reduce Federal Home Loan Bank advances.

Total deposits were $2.95 billion at March 31, 2008, up slightly from $2.88 billion at December 31, 2007 and unchanged from $2.95 billion at March 31, 2007. Federal Home Loan Bank advances, both short-term and long-term, totaled $130 million at March 31, 2008, compared to $150 million at December 31, 2007 and $165 million at March 31, 2007.

Net interest income was $34.4 million in the first quarter of 2008, an increase of $2.6 million, or 8.2 percent, from first quarter 2007 net interest income of $31.8 million. The increase in net interest income was attributable primarily to an increase in net interest margin. The net interest margin (on a tax-equivalent basis) in the first quarter of 2008 was 3.94 percent, up from 3.86 percent in the fourth quarter of 2007 and 3.62 percent in the first quarter of 2007. The increase in net interest margin was primarily attributable to decreases in rates paid on interest-bearing liabilities exceeding decreases in rates earned on interest-earning assets. The Company benefited from declines in short-term interest rates in 2007, and will benefit further from the Federal Reserve's 2008 rate cuts.

The provision for loan losses was $2.7 million in the first quarter of 2008, compared to $4.5 million in the fourth quarter of 2007 and $1.6 million in the first quarter of 2007. Net loan charge-offs were $2.5 million in the first quarter of 2008, down from $3.4 million in the fourth quarter of 2007, but up substantially from $0.7 million in the first quarter of 2007. The increase in the provision for loan losses in the first quarter of 2008, as compared to the first quarter of 2007, was primarily reflective of increased loan charge-offs coupled with a general deterioration in credit quality attributable, in part, to the continuing recessionary Michigan economy. The allowance for loan losses of $39.7 million at March 31, 2008 was 1.42 percent of total loans, up from 1.41 percent of total loans at December 31, 2007 and up significantly from 1.25 percent of total loans at March 31, 2007. At March 31, 2008, nonperforming loans as a percentage of total loans were 2.58 percent, up from 2.26 percent at December 31, 2007 and from 1.26 percent at March 31, 2007.

At March 31, 2008, nonperforming assets totaled $84.6 million, up from $74.5 million at December 31, 2007, and up from $44.4 million at March 31, 2007. The $10.1 million increase in nonperforming assets from the previous quarter's end was due primarily to increases in nonaccrual real estate construction loans and accruing real estate residential loans past due 90 days or more as to interest or principal payments. At March 31, 2008, the Company's nonperforming assets included $61.3 million in nonaccrual loans, $10.6 million in accruing loans contractually past due 90 days or more as to interest or principal payments, and $12.7 million of other real estate and repossessed assets.

Total noninterest income was $9.6 million in the first quarter of 2008, down from $10.0 million in the first quarter of 2007. The Corporation experienced a slight decrease in a number of categories of noninterest income that was partially offset by a modest increase in mortgage banking revenue.

Operating expenses of $26.8 million in the first quarter of 2008 were up only $0.1 million, or 0.4 percent, from the first quarter of 2007, due primarily to increases in occupancy, equipment and other expense being almost entirely offset by a decline in salaries, wages and employee benefits expense. The Corporation's loan and collection costs, including other real estate writedowns (included in "other" operating expenses), were $1.0 million higher in the first quarter of 2008, as compared to the first quarter of 2007. These higher expenses were offset by decreases in professional fees, consulting fees, state taxes and advertising expenditures. The Company's first quarter 2008 efficiency ratio of 60.3 percent was up from 56.9 percent in the fourth quarter of 2007, and down from 63.1 percent in the first quarter of 2007.

The Company's return on average assets during the first quarter of 2008 was 1.03 percent, down slightly from 1.04 percent in the fourth quarter of 2007 and up from 0.97 percent in the first quarter of 2007. At March 31, 2008, the Company's book value stood at $21.60 per share, versus $21.35 per share at December 31, 2007 and $20.86 per share at March 31, 2007. The increase in net income resulted in an increase in return on average equity to 7.7 percent in the first quarter of 2008 from 7.2 percent in the first quarter of 2007.

Chemical Financial Corporation is the third-largest bank holding company headquartered in Michigan. The Company operates through a single subsidiary bank, Chemical Bank, with 129 banking offices spread over 31 counties in the lower peninsula of Michigan. At March 31, 2008, the Company had total assets of $3.80 billion. Chemical Financial Corporation common stock trades on The Nasdaq Stock Market under the symbol CHFC and is one of the issues comprising the Nasdaq Global Select Market.

FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Chemical Financial Corporation itself. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "judgment," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical Financial Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Risk factors include, but are not limited to, the risk factors described in Item 1A in Chemical Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2007, the timing and level of asset growth; changes in banking laws and regulations; changes in tax laws; changes in prices, levies and assessments; the impact of technological advances and issues; governmental and regulatory policy changes; opportunities for acquisitions and the effective completion of acquisitions and integration of acquired entities; the possibility that anticipated cost savings and revenue enhancements from acquisitions, restructurings, reorganizations and bank consolidations may not be realized fully or at all or within expected time frames; the local and global effects of the ongoing war on terrorism and other military actions, including actions in Iraq; and current uncertainties and fluctuations in the financial markets and stocks of financial services providers due to concerns about credit availability and concerns about the Michigan economy in particular. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

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Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	March 31 2008	December 31 2007	March 31 2007
Assets:
Cash and cash equivalents:
Cash and cash due from banks	$93,063	$125,285	$88,116
Federal funds sold	135,000	58,000	138,000
Interest-bearing deposits with unaffiliated banks	34,066	6,228	5,210
Total cash and cash equivalents	262,129	189,513	231,326
Investment securities:
Available for sale	491,452	503,271	520,892
Held to maturity	88,157	91,243	92,198
Total investment securities	579,609	594,514	613,090
Other securities	22,142	22,135	22,131
Loans held for sale	10,792	7,883	7,005

Loans:
Commercial	537,127	525,894	558,190
Real estate commercial	743,394	747,400	727,650
Real estate construction	140,639	137,252	137,605
Real estate residential	817,348	838,545	833,580
Consumer	546,486	550,343	541,774
Total Loans	2,784,994	2,799,434	2,798,799
Allowance for loan losses	(39,662)	(39,422)	(35,016)
Net Loans	2,745,332	2,760,012	2,763,783

Premises and equipment	49,339	49,930	49,442
Goodwill	69,908	69,908	69,908
Other intangible assets	6,342	6,876	8,185
Interest receivable and other assets	53,705	53,542	52,623
Total Assets	$3,799,298	$3,754,313	$3,817,493

Liabilities:
Deposits:
Noninterest-bearing	$519,405	$535,705	$519,984
Interest-bearing	2,432,994	2,339,884	2,432,051
Total Deposits	2,952,399	2,875,589	2,952,035
Interest payable and other liabilities	24,274	22,848	24,672
Short-term borrowings	178,000	197,363	178,067
Federal Home Loan Bank advances - long-term	130,049	150,049	145,072
Total Liabilities	3,284,722	3,245,849	3,299,846

Shareholders' Equity:
Common stock, $1 par value per share	23,823	23,815	24,814
Surplus	344,935	344,579	368,198
Retained earnings	144,510	141,867	132,532
Accumulated other comprehensive gain/(loss)	1,308	(1,797)	(7,897)
Total Shareholders' Equity	514,576	508,464	517,647
Total Liabilities and Shareholders' Equity	$3,799,298	$3,754,313	$3,817,493

Chemical Financial Corporation Announces First Quarter Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(In thousands, except per share data)	2008	2007
Interest Income:
Interest and fees on loans	$45,570	$47,366
Interest on investment securities:
Taxable	5,839	6,135
Tax-exempt	695	664
Dividends on other securities	194	216
Interest on federal funds sold	1,018	1,445
Interest on deposits with unaffiliated banks	121	99
Total Interest Income	53,437	55,925

Interest Expense:
Interest on deposits	16,327	20,336
Interest on short-term borrowings	959	1,908
Interest on Federal Home Loan Bank advances - long-term	1,765	1,907
Total Interest Expense	19,051	24,151
Net Interest Income	34,386	31,774
Provision for loan losses	2,700	1,625
Net Interest Income after
Provision for Loan Losses	31,686	30,149

Noninterest Income:
Service charges on deposit accounts	4,774	4,968
Trust and investment services revenue	2,027	2,100
Other charges and fees for customer services	2,223	2,442
Mortgage banking revenue	536	442
Investment securities gains	-	4
Other	20	55
Total Noninterest Income	9,580	10,011

Operating Expenses:
Salaries, wages and employee benefits	14,479	14,739
Occupancy	2,770	2,589
Equipment	2,187	2,149
Other	7,408	7,249
Total Operating Expenses	26,844	26,726
Income Before Income Taxes	14,422	13,434
Provision for federal income taxes	4,751	4,393
Net Income	$9,671	$9,041

Net income per share:
Basic	$0.41	$0.36
Diluted	0.41	0.36

Cash dividends per share	$0.295	$0.285

Average shares outstanding:
Basic	23,823	24,833
Diluted	23,827	24,849

Chemical Financial Corporation Announces First Quarter Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation

	Three Months Ended March 31
(Dollars in thousands)	2008	2007
Average Balances
Total assets	$3,790,841	$3,788,768
Total interest-earning assets	3,561,603	3,553,874
Total loans	2,798,949	2,798,614
Total deposits	2,933,028	2,919,599
Total interest-bearing liabilities	2,737,096	2,728,103
Total shareholders' equity	508,231	511,317

	Three Months Ended March 31
(Dollars in thousands)	2008	2007
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.94%	3.62%
Efficiency ratio	60.3%	63.1%
Return on average assets	1.03%	0.97%
Return on average shareholders' equity	7.7%	7.2%
Average shareholders' equity as a
percent of average assets	13.4%	13.5%
Tangible shareholders' equity as a
percent of total assets	11.8%	11.8%
Total risk-based capital ratio	17.4%	17.8%

	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Credit Quality Statistics
Nonaccrual loans	$61,360	$55,596	$40,341	$36,119	$28,748
Loans 90 or more days past due
and still accruing	10,570	7,764	13,282	11,704	6,441
Total nonperforming loans	71,930	63,360	53,623	47,823	35,189
Repossessed assets (RA)	12,664	11,132	9,164	9,177	9,250
Total nonperforming assets	84,594	74,492	62,787	57,000	44,439
Net loan charge-offs (year-to-date)	2,460	6,176	2,737	1,969	707

Allowance for loan losses as a
percent of total loans	1.42%	1.41%	1.36%	1.30%	1.25%
Allowance for loan losses as a
percent of nonperforming loans	55%	62%	72%	76%	100%
Nonperforming loans as a
percent of total loans	2.58%	2.26%	1.90%	1.71%	1.26%
Nonperforming assets as a
percent of total loans plus RA	3.02%	2.65%	2.22%	2.03%	1.58%
Nonperforming assets as a
percent of total assets	2.23%	1.98%	1.64%	1.51%	1.16%
Net loan charge-offs as a percent of
average loans (year-to-date, annualized)	0.35%	0.22%	0.13%	0.14%	0.10%

	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Additional Data - Intangibles
Goodwill	$69,908	$69,908	$69,908	$69,908	$69,908
Core deposit intangibles	4,062	4,593	5,024	5,455	5,886
Mortgage servicing rights (MSR)	2,280	2,283	2,300	2,302	2,299
Amortization of core deposit intangibles (quarter only)	531	431	431	430	494

Chemical Financial Corporation Announces First Quarter Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

(Dollars in thousands)	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Nonaccrual loans:
Commercial	$11,595	$10,961	$6,735	$5,810	$4,891
Real estate commercial	19,235	19,672	19,664	19,163	14,621
Real estate construction	17,206	12,979	4,573	4,483	3,283
Real estate residential	9,267	8,516	7,244	4,967	4,660
Consumer	4,057	3,468	2,125	1,696	1,293
Total nonaccrual loans	61,360	55,596	40,341	36,119	28,748
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	1,631	1,958	1,867	1,564	2,030
Real estate commercial	2,865	4,170	5,367	5,561	2,342
Real estate construction	392	-	1,076	884	-
Real estate residential	4,742	1,470	3,918	2,352	1,350
Consumer	940	166	1,054	1,343	719
Total accruing loans contractually past due 90 days or more as to interest or principal payments	10,570	7,764	13,282	11,704	6,441
Total nonperforming loans	71,930	63,360	53,623	47,823	35,189
Other real estate and repossessed assets	12,664	11,132	9,164	9,177	9,250
Total nonperforming assets	$84,594	$74,492	$62,787	$57,000	$44,439

Chemical Financial Corporation Announces First Quarter Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Three Months Ended
(Dollars in thousands)	March 31 2008	December 31 2007	September 30 2007	June 30 2007	March 31 2007
Allowance for loan losses at beginning of period	$39,422	$38,386	$36,254	$35,016	$34,098
Provision for loan losses	2,700	4,475	2,900	2,500	1,625

Loans charged off:
Commercial	(591)	(550)	(208)	(435)	(429)
Real estate commercial	(1,304)	(1,415)	-	(186)	(74)
Real estate construction	(16)	(850)	(134)	(221)	(67)
Real estate residential	(245)	(306)	(64)	(96)	(18)
Consumer	(540)	(596)	(501)	(488)	(350)
Total loan charge-offs	(2,696)	(3,717)	(907)	(1,426)	(938)
Recoveries of loans previously charged off:
Commercial	77	90	18	42	99
Real estate commercial	20	1	19	-	1
Real estate construction	29	30	-	-	-
Real estate residential	22	12	4	1	1
Consumer	88	145	98	121	130
Total loan recoveries	236	278	139	164	231
Net loan charge-offs	(2,460)	(3,439)	(768)	(1,262)	(707)
Allowance for loan losses at end of period	$39,662	$39,422	$38,386	$36,254	$35,016

Chemical Financial Corporation Announces First Quarter Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

(In thousands, except per share data)	1st Qtr. 2008	4th Qtr. 2007	3rd Qtr. 2007	2nd Qtr. 2007	1st Qtr. 2007
Summary of Operations
Interest income	$53,437	$55,726	$57,157	$57,086	$55,925
Interest expense	19,051	22,304	24,684	24,666	24,151
Net interest income	34,386	33,422	32,473	32,420	31,774
Provision for loan losses	2,700	4,475	2,900	2,500	1,625
Net interest income after provision
for loan losses	31,686	28,947	29,573	29,920	30,149
Noninterest income	9,580	10,723	11,057	11,337	10,011
Operating expenses	26,844	25,413	25,170	27,202	26,726
Income taxes	4,751	4,411	4,850	4,543	4,393
Net income	$9,671	$9,846	$10,610	$9,512	$9,041

Per Common Share Data
Net income:
Basic	$ 0.41	$ 0.41	$ 0.44	$ 0.39	$ 0.36
Diluted	0.41	0.41	0.44	0.39	0.36
Cash dividends	0.295	0.285	0.285	0.285	0.285
Book value	21.60	21.35	21.04	20.79	20.86